UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2015 (September 22, 2015)

_______________

EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9743 (Commission File Number)	47-0684736 (I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2
Houston, Texas  77002
(Address of principal executive offices) (Zip Code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EOG RESOURCES, INC.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)On and effective September 22, 2015, the Board of Directors (Board) of EOG Resources, Inc. (EOG) amended and restated EOG’s Bylaws to implement a new “proxy access” right for eligible stockholders whereby stockholders who qualify and comply with the requirements set forth in the amended Bylaws can include their own director nominees in EOG’s proxy materials, along with the Board’s nominated candidates, for annual meetings of EOG stockholders, subject to the terms and conditions of the amended Bylaws.

EOG has been engaged in discussions with a number of its stockholders regarding proxy access. These discussions, which covered both a non-binding shareholder proposal EOG had received for its 2015 annual meeting of stockholders (2015 Annual Meeting) as well as the public commitment (dated April 17, 2015) of EOG’s Board to implement proxy access as a new stockholder right, enabled EOG to gain valuable feedback from its stockholders regarding proxy access, including feedback as to the particular proxy access parameters that EOG’s stockholders view as appropriate.
The vote on the shareholder proposal at the 2015 Annual Meeting was effectively split, with approximately 50 percent supporting the shareholder proposal and approximately 50 percent opposing the shareholder proposal. Notwithstanding such split vote, the Board remained committed to implementing an appropriate proxy access right for EOG stockholders.
Accordingly, after taking into account the feedback received from EOG’s stockholders, their conflicting views regarding the shareholder proposal considered at the 2015 Annual Meeting and EOG’s circumstances, the Board has designed a proxy access framework for EOG which it believes limits the potential for abuse and misuse while also safeguarding the long-term interests of EOG and its stockholders. In doing so, the Board concluded that several key proxy access parameters that it had earlier been contemplating could be made more flexible in order to expand the ease of use and availability of this new proxy access right.
Pursuant to EOG’s adopted proxy access framework, a stockholder, or group of not more than 20 stockholders, meeting specified eligibility requirements (collectively, eligible stockholder) may submit director nominees for inclusion as stockholder-nominated candidates in EOG’s proxy materials for annual meetings of EOG stockholders, rather than preparing and using their own proxy materials. In order to be eligible to use these proxy access provisions, an eligible stockholder must, among other requirements set forth in the amended Bylaws, have owned 3% or more of EOG’s outstanding common stock continuously for at least three (3) years. Director nominees submitted pursuant to these provisions (stockholder proxy access nominee) must meet specified criteria and the maximum number of stockholder proxy access nominees that may be included in EOG’s proxy materials pursuant to the proxy access provisions may not exceed 20% of the number of directors in office, as further described in the amended Bylaws. In addition, an eligible stockholder generally may include a written statement, not to exceed 500 words, in support of the candidacy of the stockholder proxy access nominee proposed by the eligible stockholder.
The above-described proxy access provisions, which will first be available to EOG stockholders in connection with EOG’s 2016 annual meeting of stockholders (2016 Annual Meeting), are subject to additional eligibility, procedural and disclosure requirements set forth in Article II, Section 3 of the amended Bylaws.

Article II, Section 3 of the amended Bylaws was also amended with respect to the disclosure and related requirements applicable to nominating stockholders and nominees nominated pursuant to EOG’s general advance notice provision (stockholder nominee). Pursuant to the amendments, such stockholder nominees will be expected to complete a customary questionnaire with respect to their background and qualifications and provide customary representations and agreements regarding compliance with EOG’s corporate governance polices and guidelines applicable to directors generally and commitments to, and arrangements with, third parties related to the stockholder nominee’s nomination or service as a director. Certain other clarifying and conforming amendments and other non-substantive changes were also made to the amended Bylaws.

Stockholders who nominate candidates using the proxy access mechanism will be subject to the same advance notice deadline that applies to non-proxy access stockholder nominations, as opposed to being subject to an earlier deadline. Pursuant to the amended Bylaws, the window for receiving such notices will be not later than 90 days, nor earlier than 120 days, prior to the first anniversary of the date EOG’s proxy statement for the prior year’s annual meeting of stockholders was first made available; the notice window in EOG’s previous Bylaws was based on the first anniversary of the prior year’s annual meeting of stockholders.

Accordingly, in order to be timely with respect to the 2016 Annual Meeting, compliant notice given by eligible EOG stockholders with respect to a proxy access director nomination, a non-proxy access director nomination or any other business to be brought before the meeting by an EOG stockholder (other than a Rule 14a-8 stockholder proposal), in each case pursuant to and subject to EOG’s amended Bylaws and applicable law, shall be delivered to EOG's Corporate Secretary at EOG's principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, no earlier than the close of business on November 20, 2015, and no later than the close of business on December 21, 2015.

The foregoing description of the amendments to EOG’s Bylaws does not purport to be complete and is qualified in its entirety by reference to EOG’s amended and restated Bylaws, which are filed as Exhibit 3.1 to this Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

* 3.1	-	Bylaws, as amended and restated effective as of September 22, 2015.

* Exhibit filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: September 28, 2015	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.		Description

* 3.1	-	Bylaws, as amended and restated effective as of September 22, 2015.

* Exhibit filed herewith

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